UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 28, 2005

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

NEWS RELEASE: November 29, 2005

FARM - NASDAQ NATIONAL MARKET SYSTEM

Farmer Bros. Declares Dividend, Reports Proxy Voting Results

TORRANCE, Calif.— (BUSINESS WIRE) — November 29, 2005 — Farmer Bros. Co. (NASDAQ: FARM) today said its Board of Directors approved payment of a dividend of $0.105 per share for shareholders of record on January 27, 2006 payable February 13, 2006.

The Company also reported the certified proxy vote at its Annual Meeting of Stockholders on Nov. 28. Stockholders ratified the selection of the independent auditors and elected the two incumbent Directors who were on the proxy ballot.

Here are the certified votes for the election of two Directors to a three-year term of office expiring at the 2008 Annual Meeting of Stockholders:

Director Name	Yes	Withhold
Guenter W. Berger	12,773,144	2,915,853
Thomas A. Maloof	12,850,973	2,838,024

Here is the vote to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006:

For	Against	Abstain	Broker Non-Vote
15,404,510	240,612	43,875	0

Of the 16,075,080 shares of common stock entitled to vote, 15,688,997 were voted.

Management presented stockholders its report on the state of the company. A written copy of that report will be filed on Form 8-K and available on the company’s web site, www.farmerbroscousa.com.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The Company’s signature trucks and vans bearing the “Consistently Good” logo are seen throughout Farmer Brothers’ 28-state service area. Farmer Brothers has paid a dividend for 52 consecutive years, increased the dividend in each of the last seven consecutive years, and its stock price has grown on a split-adjusted basis from $1.80 a share in 1980.

Contact:	Abernathy MacGregor Group	Jim Lucas or Whitney Hays	213-630-6550

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2005
FARMER BROS. CO.

	By:	/S/ JOHN E. SIMMONS

Name: John E. Simmons
Title: Treasurer, Chief Financial Officer